UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

Opower, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36377	26-0542549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 North Courthouse Road, 8th Floor
Arlington, Virginia	22201
(Address of principal executive offices)	(Zip Code)

(703) 778-4544

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 25, 2016, Opower, Inc. (the “Company”) entered into a Master Agreement for the Purchase of Smart Energy Services Software and Services (the “Master Agreement”) with Exelon Business Services Company, LLC, a Pennsylvania limited liability company, for itself and acting as the respective agent of Baltimore Gas and Electric Company, a Maryland company, Commonwealth Edison Company, an Illinois corporation, and PECO Energy Company, a Pennsylvania corporation, each a subsidiary of Exelon Corporation, a Pennsylvania corporation (collectively, the “Exelon Utilities”). Pursuant to the Master Agreement, the Company agreed to provide the Exelon Utilities with software licenses and associated services to support energy efficiency, demand response and customer solutions, with a focus on data analytics and data management, for the Exelon Utilities’ residential and non-residential customers.

Certain fees and services described in the Master Agreement (including the Exelon Utilities’ ability to obtain cost recovery for such services under their energy efficiency plans) are subject to regulatory review and approval. Further, the Master Agreement may be terminated with cause by each party under certain conditions.

With respect to fees payable under the Master Agreement, this is the largest sale transaction that the Company has entered into, and the Company expects the aggregate value of the agreement to exceed $100 million through 2021. This does not include the value of existing engagements with the Exelon Utilities. The fees payable under the Master Agreement are scheduled to be paid to the Company periodically through 2021, subject to earlier termination or extension pursuant to the Master Agreement.

The Master Agreement contains customary provisions regarding ownership of intellectual property, indemnification and confidentiality.

The foregoing summary of the Master Agreement does not purport to be complete and is qualified in its entirety by reference to the Master Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2016. The Company intends to seek confidential treatment for certain portions of the Master Agreement.

Item 7.01	Regulation FD Disclosure.

On February 29, 2016, the Company issued a press release announcing its entry into the Master Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated February 29, 2016 relating to Opower , Inc.’s entry into a material definitive agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPOWER, INC.

Date: March 2, 2016	By:	/s/ Thomas Kramer
Thomas Kramer
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 29, 2016 relating to Opower , Inc.’s entry into a material definitive agreement.